Exhibit 99.1

Contact:

Tripp Sullivan

SCR Partners

(615) 942-7077

TSullivan@scr-ir.com

PLYMOUTH INDUSTRIAL REIT REPORTS FOURTH QUARTER 2020 RESULTS

BOSTON, February 26, 2021 – Plymouth Industrial REIT, Inc. (NYSE: PLYM) (the “Company”) today announced its consolidated financial results for the fourth quarter ended December 31, 2020 and other recent developments.

Fourth Quarter and Subsequent Highlights

•         Reported results for the fourth quarter of 2020 reflect a net loss attributable to common stockholders of $6.0 million, or $(0.24) per weighted average common share; net operating income (“NOI”) of $19.9 million; Core Funds from Operations (“Core FFO”) of $0.42 per weighted average common share and units; and Adjusted FFO (“AFFO”) of $0.38 per weighted average common share and units.

•         Same store NOI (“SS NOI”) increased 3.7% on a cash basis for the fourth quarter compared with the same period in 2019 and increased 3.4% excluding early termination income. SS NOI increased 1.6% on a GAAP basis for the fourth quarter compared with the same period in 2019 and increased 1.2% excluding early termination income.

•         Collected approximately 99.6% of its rent for the fourth quarter. To date in 2021, collected 99.2% for January and 95.8% for February 2021. All previous rent deferments granted in 2020 have been collected, and no additional deferments have been granted to date in 2021.

•         Commenced leases totaling 558,000 square feet with a 0.4% decrease in rental rates on a cash basis from leases greater than six months.

•	Completed the acquisition of a 314,736-square-foot industrial building in Mansfield, Ohio for $10.5 million in October.
•	Completed the acquisition of a 10-building industrial portfolio in Akron and Canton, Ohio for $94.0 million in November.
•	Formed a $150 million equity joint venture with Madison International Realty in October and completed its first investment in Memphis, Tennessee in December with the purchase of a 28-building industrial portfolio for $86.0 million.
•	Improved the capital structure in October with a new unsecured credit facility comprised of a four-year $200 million revolving credit facility and a five-year $100 million term loan at lower borrowing costs.
•	Utilized the ATM program to generate net proceeds of approximately $46.2 million during the fourth quarter and to date in the first quarter of 2021, increasing total outstanding common shares by approximately 13% since September 30, 2020.
•	Declared a regular quarterly cash dividend for the fourth quarter of 2020 of $0.20 per share for the common stock and a regular quarterly cash dividend of $0.46875 per share for the 7.50% Series A Cumulative Redeemable Preferred Stock (“the Preferred Stock”).
•	Issued guidance for 2021 with a range of net loss of $(0.29) to $(0.25) per weighted average common share and unit, Core FFO of $1.70 to $1.74 per weighted average common share and unit and AFFO of $1.43 to $1.48 per weighted average common share and unit.
•	Issued guidance for the first quarter of 2021 with a range of net loss of $(0.11) to $(0.09) per weighted average common share and unit, Core FFO of $0.37 to $0.39 per weighted average common share and unit and AFFO of $0.28 to $0.30 per weighted average common share and unit.
•	Enhanced the quarterly supplemental information with additional information discussing value creation, replacement cost, rent collections, net asset value components, the unconsolidated joint venture, and relevant features of the Series B Preferred Stock.

Jeff Witherell, Chairman and Chief Executive Officer of Plymouth Industrial REIT, noted, “This was a successful year for Plymouth made possible by the strength of our portfolio, the fundamentals in our markets and the real estate operating experience of our team. Despite the challenges of COVID, we have extended our presence and leveraged scale in target markets and have experienced little to no impact from the pandemic on occupancy or rent collections. The leasing pace we set early in 2020 has continued to date with nearly 45% of our 2021 leasing expirations already addressed. We have made the right moves to strengthen our balance sheet and, based on our guidance for this year, believe we are positioned to provide FFO and AFFO growth moving forward.”

Financial Results for the Fourth Quarter of 2020

Net loss attributable to common stockholders for the quarter ended December 31, 2020 was $6.0 million, or $(0.24) per weighted average common share outstanding, compared with net loss attributable to common stockholders of $5.9 million, or $(0.44) per weighted average common share, for the same period in 2019. The decrease in net loss per weighted average common share was primarily due to an increase in net operating income, offset by an increase in interest and depreciation expense associated with acquisition activity. Weighted average common shares outstanding for the quarters ended December 31, 2020 and 2019 were 24.8 million and 13.4 million, respectively.

Consolidated total revenues for the quarter ended December 31, 2020 were $30.0 million, compared with $22.5 million for the same period in 2019.

NOI for the quarter ended December 31, 2020 was $19.9 million compared with $14.5 million for the same period in 2019. Same store NOI (“SS NOI”) – Cash basis for the quarter ended December 31, 2020 was $10.3 million excluding early termination income compared with $9.9 million for the same period in 2019, an increase of 3.4%. SS NOI – GAAP basis excluding early termination income for the quarter ended December 31, 2020 was $10.7 million compared with $10.6 million for the same period in 2019, an increase of 1.2%. The year-over-year improvement in SS NOI – GAAP basis was primarily due to an increase in rental income from leasing activity, offset by an increase in operating expenses.

EBITDAre for the quarter ended December 31, 2020 was $16.9 million compared with $12.5 million for the same period in 2019.

Core FFO for the quarter ended December 31, 2020 (defined as FFO less dividends paid (or declared) to holders of preferred stock and excluding certain non-cash operating expenses such as impairment on real estate lease, unrealized appreciation/(depreciation) of warrants and loss on extinguishment of debt) was $10.7 million compared with $7.0 million for the same period in 2019, primarily as a result of the contribution from acquisitions. The Company reported Core FFO for the quarter ended December 31, 2020 of $0.42 per weighted average common share and unit compared with $0.48 per weighted average common share and unit for the same period in 2019. The increase in weighted average share count offset the contribution of acquisitions and the improvement in same store NOI. Weighted average common shares and units outstanding for the fourth quarters ended December 31, 2020 and 2019 were 25.6 million and 14.6 million, respectively. As of December 31, 2020, the Company had a total of 26.0 million common shares and units outstanding. As of February 22, 2021, there are 28.7 million common shares and units outstanding.

AFFO for the quarter ended December 31, 2020 was $9.9 million, or $0.38 per weighted average common share and unit, compared with $5.7 million, or $0.39 per weighted average common share and unit, for the same period in 2019, primarily driven by the change in Core FFO and a decrease in recurring capital expenditures.

See “Non-GAAP Financial Measures” for complete definitions of NOI, EBITDAre, FFO, Core FFO and AFFO and the financial tables accompanying this press release for reconciliations of net income to NOI, EBITDAre, FFO, Core FFO and AFFO.

Investment Activity

On December 18, 2020 Plymouth MIR JV LLC, a joint venture between affiliates of Plymouth Industrial REIT, Inc. and Madison International Realty (“Madison”) closed on the purchase of a portfolio of industrial buildings in metropolitan Memphis for $86 million. The Joint Venture, which is owned 20% by Plymouth and 80% by Madison, funded the acquisition on a pro rata ownership basis with $30 million in cash and a $56 million secured mortgage that carries a seven-year term at a fixed interest rate of 3.15%. The portfolio is comprised of 28 industrial buildings located in Memphis and Olive Branch, Mississippi totaling 2.3 million square feet. The buildings are 96% leased to 53 tenants, and the acquisition is projected to provide an initial yield of approximately 7.7%.

On November 24, 2020, the Company acquired a portfolio of industrial buildings in Akron and Canton, Ohio totaling 2.1 million square feet for approximately $94 million. The portfolio is comprised of 10 industrial buildings that are 98% leased to 15 tenants and is projected to provide an annual initial yield of approximately 7.5%. The acquisition brings the company’s scale in the Cleveland metropolitan area to 3.6 million square feet and increases the size of its Ohio portfolio to 7.5 million square feet.

On October 23, 2020, the Company acquired an industrial property in Mansfield, Ohio totaling 314,736 square feet for $10.5 million. The building is 100% leased to two tenants and is projected to provide an initial yield of approximately 9.0%.

Leasing Activity

As of December 31, 2020, the Company had real estate investments comprised of 141 industrial buildings totaling 23.3 million square feet with occupancy of 96.4%. During 2020, the Company entered into a small number of rent deferral concessions representing approximately 1.5%, or $1.25 million, of annualized base rent, which is defined as the annualized monthly contractual base rent per the leases, excluding any rent abatements. As of December 31, 2020, the Company had collected all but $145,000 of this deferred contractual rent. Subsequent to year end, the Company collected the balance of the deferred rent and no other deferral concessions have been granted to date in 2021.

Leases commencing during the fourth quarter of 2020 totaled an aggregate of 608,000 square feet, of which 558,000 square feet was associated with leases of at least six months. These leases included 383,000 square feet of renewal leases and 175,000 square feet of new leases, and the Company will experience a 0.4% decrease in rental rates on a cash basis from these leases.

During the twelve months ended December 31, 2020, leases for space totaling 2,930,000 square feet either was subject to renewal or expired. Of this space, 1,939,000 square feet was renewed and 601,000 square feet was leased to new tenants. Additionally, 238,000 square feet of previously vacant square feet was leased to new tenants. The leases greater than six months included 1,881,000 square feet of renewal leases and 764,000 square feet of new leases, and the Company will experience an 8.7% increase in rental rates on a cash basis from these leases.

Capital Markets Activity and Liquidity

On October 8, 2020, the Company entered into a new $300 million unsecured credit facility, comprised of a four-year $200 million revolving credit facility and a five-year $100 million term loan, providing expanded line capacity and greater capital structure flexibility with lower borrowing costs. The new unsecured credit facility has an accordion feature enabling the Company to increase the total borrowing capacity under the credit facility and term loan up to an aggregate of $500 million, subject to certain conditions.

During the fourth quarter of 2020, the Company issued approximately 558,900 common shares through its ATM program at an average price of $13.58 per share, raising approximately $7.4 million in net proceeds. To date in the first quarter of 2021, the Company issued approximately 2,659,000 common shares through its ATM program at an average price of $14.86 per share, raising approximately $38.8 million in net proceeds.

During the fourth quarter of 2020, the Company repurchased approximately 16,000 shares of its Series A 7.5% Preferred Stock for approximately $416,000.

As of February 24, 2020, the Company’s current cash balance was approximately $15.8 million, excluding operating expense escrows of approximately $5.3 million, and it has approximately $135 million of availability under the unsecured line of credit.

Quarterly Distributions to Stockholders

On December 1, 2020 the Company announced the Board of Directors declared a regular quarterly cash dividend of $0.46875 per share for the Series A Preferred Stock for the fourth quarter of 2020. The dividend was paid on December 31, 2020 to stockholders of record on December 15, 2020.

On December 15, 2020 the Company announced the Board of Directors declared a regular quarterly cash dividend of $0.20 per share for the Preferred Stock for the fourth quarter of 2020. The dividend was paid on January 29, 2021 to stockholders of record on December 31, 2020.

Guidance for 2021

The Company expects its results for 2021 to be in a range of a net loss of $(0.29) to $(0.25) per weighted average common share and operating unit outstanding, Core FFO of $1.70 to $1.74 per weighted average common share and unit and AFFO of $1.43 to $1.48 per weighted average common share and unit.

The Company expects its results for the first quarter of 2021 to be in a range of a net loss of $(0.11) to $(0.09) per weighted average common share and unit, Core FFO of $0.37 to $0.39 per weighted average common share and unit and AFFO of $0.28 to $0.30 per weighted average common share and unit.

See “Non-GAAP Financial Measures” for a complete definition of Core FFO and AFFO and the financial table accompanying this press release for reconciliations of net income to Core FFO and AFFO.

A reconciliation of projected net loss per weighted average common share and unit outstanding to projected Core FFO per weighted average common share and unit and AFFO per weighted average common share and unit is provided as follows:

	Full Year 2021 Range
	Low	High
Net loss	$(0.29)	$(0.25)
Add: Real estate depreciation & amortization	2.17	2.17
Add: Real estate depreciation & amortization attributable to JV	0.05	0.05
Less: Preferred stock dividends	(0.23)	(0.23)
Core FFO	1.70	1.74
Amortization of debt related costs	0.06	0.06
Stock compensation	0.06	0.06
Straight-line rent	(0.09)	(0.09)
Above/below market lease rents	(0.06)	(0.06)
Recurring capital expenditures	(0.24)	(0.23)
AFFO	$1.43	$1.48

	First Quarter 2021 Range
	Low	High
Net loss	$(0.11)	$(0.09)
Add: Real estate depreciation & amortization	0.53	0.53
Add: Real estate depreciation & amortization attributable to JV	0.01	0.01
Less: Preferred stock dividends	(0.06)	(0.06)
Core FFO	0.37	0.39
Amortization of debt related costs	0.01	0.01
Stock compensation	0.02	0.02
Straight-line rent	(0.02)	(0.02)
Above/below market lease rents	(0.02)	(0.02)
Recurring capital expenditures	(0.08)	(0.08)
AFFO	$0.28	$0.30

The Company’s guidance for net loss, Core FFO and AFFO for 2021 is based on the following assumptions.

•	Total revenues of $132.8 million to $133.5 million for the year; $30.8 million to $31.0 million for the first quarter
•	Net operating income of $88.8 million to $89.6 million for the year; $20.1 million to $20.5 million for the first quarter
•	EBITDAre of $76.8 million to $77.3 million for the year; $17.4 million to $17.5 million for the first quarter
•	General and administrative expenses of $12.2 million to $11.9 million for the year; $3.0 million to $2.9 million for the first quarter, including non-cash expenses of $1.62 million and $0.44 million, respectively
•	Recurring capital expenditures of $6.85 million to $6.55 million for the year; $2.35 million $2.25 million for the first quarter
•	SS NOI on a cash basis of $58.6 million to $59.2 million, representing a 3.0% to 3.4% increase for the year; $14.1 million to $14.3 million for the first quarter
•	Same store occupancy of 95.5% to 97.0% for the year; 95.5% to 96.5% for the first quarter
•	28,550,000 weighted average common shares and operating partnership units outstanding for the year; 28,030,000 weighted average outstanding for the first quarter (28,721,000 currently outstanding)
•	The completion of approximately $147 million in acquisitions ($42 million of which is expected to be completed by March 31, 2021, and the balance by June 30, 2021)

Other than noted above, this guidance excludes the potential impact of additional acquisitions or dispositions, if completed.

Earnings Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, later today at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (412) 717-9587. A replay of the call will be available through March 5, 2021, by dialing (412) 317-0088 and entering the replay access code, 10152286.

The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at ir.plymouthreit.com. The online replay will be available approximately one hour after the end of the call and archived for approximately 90 days.

About Plymouth

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a real estate investment trust focused on the acquisition, ownership, management, redevelopment and development of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets, as well as select sub-markets, with access to large pools of skilled labor in the main industrial, distribution and logistics corridors of the United States.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.